Exhibit 99

Sypris Reports Second Quarter Results

Revenue up 23%; Backlog up 26%; EPS Rises

LOUISVILLE, Ky.--(BUSINESS WIRE)--August 15, 2023--Sypris Solutions, Inc. (Nasdaq/GM: SYPR) today reported financial results for its second quarter ended July 2, 2023.

HIGHLIGHTS

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  Revenue for the quarter increased 22.6% year-over-year, driven by a 40.2% increase for Sypris Electronics and a 11.7% increase for Sypris Technologies.
  Backlog increased 25.5%, reflecting a 25.0% year-over-year increase at Sypris Electronics and 38.0% growth for the energy products of Sypris Technologies.
  EPS increased $0.04 per share during the period, rising to $0.01 per diluted share from a loss of $0.03 per diluted share for the prior year quarter.
  During the quarter, Sypris Electronics announced that it received additional releases under a multi-year production contract to manufacture and test power supply modules for a large, mission-critical U.S. Navy electronic warfare program, with deliveries to begin in 2023.
  Sypris Technologies announced that it was awarded a new program to supply drivetrain components for use in the production of a new model of side-by-side utility-terrain vehicles, with production expected to begin in 2024.
  Subsequent to quarter-end, Sypris Technologies announced that it had received an order to supply 72-inch insulated joints for use in the expansion of the Atoka Water Pipeline for the Oklahoma City Water Utilities Trust. Shipments are expected to begin in 2023 and extend into 2024.
  Sypris Technologies also announced that it had received an award for specialty high-pressure closures for use in the Venture Global CP2 LNG Export Terminal and the Venture Global CP Express Natural Gas Pipeline Project. Shipments under this award are anticipated to be completed by year-end 2023.
  The Company updated its full-year outlook for 2023, maintaining the expected increase in revenue at 25-30% year-over-year while adjusting the guidance for gross margin expansion to 75 to 125 basis points due to the continuing unfavorable impact of the Mexican peso relative to the U.S. dollar.

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“We were pleased with our second quarter performance, as both operating segments reported significant growth in revenue and backlog. Our teammates have done an excellent job navigating inflationary pressures, supply chain challenges, customer demand volatility and currency fluctuations to position the business for further growth and increased profitability during the remainder of 2023,” commented Jeffrey T. Gill, President and Chief Executive Officer.

“Backlog for Sypris Electronics continued to increase, rising 25.0% on a year-over-year basis. This strong backlog is expected to support revenue growth over the balance of this year and 2024. Customer funding has already been secured for a portion of these key programs, which enables us to procure inventory under multi-year purchase orders to mitigate future supply chain issues.

“Overall demand from customers serving the automotive, commercial vehicle, sport utility and off-highway markets has remained stable. We continue to invest in new equipment and drive continuous improvement initiatives to support more cost-efficient operations. The recent successful amendment of long-term contracts with two of our key customers to add additional part numbers provides important support for our revenue outlook.

“Backlog for our energy products increased 38.0% during the second quarter from the prior year. Additional opportunities for growth may exist with new projects in support of continued high levels of natural gas exports and water line expansions. We are also actively pursuing applications for our products in adjacent markets to further diversify our industry and customer portfolios.”

Second Quarter Results

The Company reported revenue of $35.6 million for the second quarter of 2023, compared to $29.0 million for the prior-year comparable period. Additionally, the Company reported net income of $0.2 million, or $0.01 per diluted share, compared to a net loss of $0.6 million, or $0.03 per share for the prior-year period. Results for the quarter reflected the unfavorable impact of appreciation of the Mexican peso relative to the U.S. dollar, an unrecoverable change in the price of raw material and an unexpected adjustment to pension expense.

For the six months ended July 2, 2023, the Company reported revenue of $67.9 million compared with $55.2 million for the first half of 2022. The Company reported a breakeven net income compared with a net loss of $0.4 million, or $0.02 per share, for the prior-year period.

Sypris Technologies

Revenue for Sypris Technologies increased to $20.1 million in the second quarter of 2023, compared to $18.0 million for the prior-year period. Commercial vehicle component shipments and energy-related product sales both increased during the quarter. Gross profit for the second quarter of 2023 was $2.0 million, or 10.0% of revenue, compared to $2.1 million, or 11.9% of revenue, for the same period in 2022. Gross profit for the second quarter of 2023 was negatively impacted principally by the appreciation of the Mexican peso and certain unreimbursed steel price increases.

Sypris Electronics

Revenue for Sypris Electronics increased to $15.6 million in the second quarter of 2023 compared to $11.1 million for the prior-year period. Shipments of communications products increased significantly during the quarter, driving the increase in revenue. Supply chain constraints and delays in certain customer approvals limited shipments on certain other programs during the quarter. Gross profit for the second quarter of 2023 was $2.7 million, or 17.1% of revenue, compared to $1.7 million, or 14.9% of revenue, for the same period in 2022. Margins improved on higher volume, favorable mix and cost savings on certain component purchases.

Outlook

Commenting on the future, Mr. Gill added, “Demand from customers in the defense and communications sector remains robust while demand also remains strong from customers serving the automotive and sport utility markets. Similarly, demand from energy market customers remains higher than the prior year and continues to move in the right direction.

“With a strong backlog, new program wins and long-term contract extensions in place, we are confident that 2023 has the potential to be very positive for Sypris. We are pleased to confirm our revenue outlook for 2023, which includes a 25-30% growth in the top line, while adjusting the guidance for gross margin expansion to 75 to 125 basis points due to the continuing unfavorable impact of the Mexican peso relative to the U.S. dollar.”

Webcast and Conference Call Information

Sypris Solutions will host a listen only conference call to discuss the Company's financial results today, August 15, 2023, at 9:00 a.m. (Eastern Time). To listen to the call, participants should dial (833) 316-0560 approximately 10 minutes prior to the start of the call (ask to be joined into the Sypris Solutions, Inc. call).

The live broadcast of Sypris’ quarterly conference call will also be available online at www.sypris.com on August 15, 2023, beginning at 9:00 a.m. (Eastern Time). The online replay will be available at approximately 11:00 a.m. (Eastern Time) and continue for 30 days. Related presentation materials will be posted to the “Investor Information” section of the Company’s website at www.sypris.com, located under the sub-heading “Upcoming Events,” prior to the call.

About Sypris Solutions

Sypris Solutions is a diversified manufacturing and engineering services company serving the defense, transportation, communications and energy industries. For more information about Sypris Solutions, visit its Web site at www.sypris.com.

Forward Looking Statements

This press release contains “forward-looking” statements within the meaning of the federal securities laws. Forward-looking statements include our plans and expectations of future financial and operational performance. Each forward-looking statement herein is subject to risks and uncertainties, as detailed in our most recent Form 10-K and Form 10-Q and other SEC filings. Briefly, we currently believe that such risks also include the following: our failure to achieve and maintain profitability on a timely basis by steadily increasing our revenues from profitable contracts with a diversified group of customers, which would cause us to continue to use existing cash resources or require us to sell assets to fund operating losses; risks of foreign operations, including foreign currency exchange rate risk exposure, which could impact our operating results; cost, quality and availability or lead times of raw materials such as steel, component parts (especially electronic components), natural gas or utilities including increased cost relating to inflation; dependence on, retention or recruitment of key employees and highly skilled personnel and distribution of our human capital; the cost and availability of full-time accounting personnel with technical accounting knowledge to execute, review and approve all aspects of the financial statement close and reporting process; the cost, quality, timeliness, efficiency and yield of our operations and capital investments, including the impact of inflation, tariffs, product recalls or related liabilities, employee training, working capital, production schedules, cycle times, scrap rates, injuries, wages, overtime costs, freight or expediting costs; volatility of our customers’ forecasts and our contractual obligations to meet current scheduling demands and production levels, which may negatively impact our operational capacity and our effectiveness to integrate new customers or suppliers, and in turn cause increases in our inventory and working capital levels; our failure to successfully complete final contract negotiations with regard to our announced contract “orders”, “wins” or “awards”; significant reductions in U.S. government spending on products and services that Sypris Electronics provides; adverse impacts of new technologies or other competitive pressures which increase our costs or erode our margins; breakdowns, relocations or major repairs of machinery and equipment, especially in our Toluca Plant; the fees, costs and supply of, or access to, debt, equity capital, or other sources of liquidity; the termination or non-renewal of existing contracts by customers; the costs and supply of insurance on acceptable terms and with adequate coverage; the costs of compliance with our auditing, regulatory or contractual obligations; pension valuation, health care or other benefit costs; our reliance on revenues from customers in the oil and gas and automotive markets, with increasing consumer pressure for reductions in environmental impacts attributed to greenhouse gas emissions and increased vehicle fuel economy; possible public policy response to a public health emergency, including U. S or foreign government legislation or restrictions that may impact our operations or supply chain; our failure to successfully win new business or develop new or improved products or new markets for our products; war, geopolitical conflict, terrorism, or political uncertainty, including disruptions resulting from the Russia-Ukraine war arising out of international sanctions, foreign currency fluctuations and other economic impacts; our reliance on a few key customers, third party vendors and sub-suppliers; inventory valuation risks including excessive or obsolescent valuations or price erosions of raw materials or component parts on hand or other potential impairments, non-recoverability or write-offs of assets or deferred costs; disputes or litigation involving governmental, supplier, customer, employee, creditor, stockholder, product liability, warranty or environmental claims; failure to adequately insure or to identify product liability, environmental or other insurable risks; unanticipated or uninsured product liability claims, disasters, public health crises, losses or business risks; labor relations; strikes; union negotiations; costs associated with environmental claims relating to properties previously owned; our inability to patent or otherwise protect our inventions or other intellectual property rights from potential competitors or fully exploit such rights which could materially affect our ability to compete in our chosen markets; changes in licenses, security clearances, or other legal rights to operate, manage our work force or import and export as needed; cyber security threats and disruptions, including ransomware attacks on our systems and the systems of third-party vendors and other parties with which we conduct business, all of which may become more pronounced in the event of geopolitical conflicts and other uncertainties, such as the conflict in Ukraine; our ability to maintain compliance with the Nasdaq listing standards minimum closing bid price; risks related to owning our common stock, including increased volatility; or unknown risks and uncertainties. We undertake no obligation to update our forward-looking statements, except as may be required by law.

SYPRIS SOLUTIONS, INC.
Financial Highlights
(In thousands, except per share amounts)

	Three Months Ended
	July 2,	July 3,
	2023	2022
	(Unaudited)
Revenue	$35,615	$29,044
Net income (loss)	$213	$(629)
Income (loss) per common share:
Basic	$0.01	$(0.03)
Diluted	$0.01	$(0.03)
Weighted average shares outstanding:
Basic	21,852	21,723
Diluted	22,446	21,723

	Six Months Ended
	July 2,	July 3,
	2023	2022
	(Unaudited)
Revenue	$67,907	$55,210
Net income (loss)	$38	$(392)
Income (loss) per common share:
Basic	$0.00	$(0.02)
Diluted	$0.00	$(0.02)
Weighted average shares outstanding:
Basic	21,824	21,700
Diluted	22,457	21,700

Sypris Solutions, Inc.
Consolidated Statements of Operations
(in thousands, except for per share data)

	Three Months Ended		Six Months Ended
	July 2,	July 3,	July 2,	July 3,
	2023	2022	2023	2022
	(Unaudited)		(Unaudited)
Net revenue:
Sypris Technologies	$20,058	$17,951	$39,558	$35,106
Sypris Electronics	15,557	11,093	28,349	20,104
Total net revenue	35,615	29,044	67,907	55,210
Cost of sales:
Sypris Technologies	18,051	15,820	34,912	29,843
Sypris Electronics	12,894	9,444	24,164	17,078
Total cost of sales	30,945	25,264	59,076	46,921
Gross profit:
Sypris Technologies	2,007	2,131	4,646	5,263
Sypris Electronics	2,663	1,649	4,185	3,026
Total gross profit	4,670	3,780	8,831	8,289
Selling, general and administrative	3,704	3,737	7,449	7,126
Operating income	966	43	1,382	1,163
Interest expense, net	178	263	404	511
Other expense, net	513	104	584	273
Income (loss) before taxes	275	(324)	394	379
Income tax expense, net	62	305	356	771
Net income (loss)	$213	$(629)	$38	$(392)
Income (loss) per common share:
Basic	$0.01	$(0.03)	$0.00	$(0.02)
Diluted	$0.01	$(0.03)	$0.00	$(0.02)
Dividends declared per common share	$-	$-	$-	$-
Weighted average shares outstanding:
Basic	21,852	21,723	21,824	21,700
Diluted	22,446	21,723	22,457	21,700

Sypris Solutions, Inc.
Consolidated Balance Sheets
(in thousands, except for share data)

	July 2,	December 31,
	2023	2022
	(Unaudited)	(Note)
ASSETS
Current assets:
Cash and cash equivalents	$20,580	$21,648
Accounts receivable, net	10,801	8,064
Inventory, net	64,049	42,133
Other current assets	10,489	8,133
Total current assets	105,919	79,978
Property, plant and equipment, net	17,516	15,532
Operating lease right-of-use assets	3,865	4,251
Other assets	4,649	4,383
Total assets	$131,949	$104,144
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$22,436	$17,638
Accrued liabilities	54,428	33,316
Operating lease liabilities, current portion	1,172	1,168
Finance lease obligations, current portion	1,169	1,102
Equipment financing obligations, current portion	557	398
Note payable - related party, current portion	2,000	2,500
Total current liabilities	81,762	56,122

Operating lease liabilities, net of current portion	3,134	3,710
Finance lease obligations, net of current portion	2,128	2,536
Equipment financing obligations, net of current portion	1,222	738
Note payable - related party, net of current portion	1,992	3,989
Other liabilities	19,348	17,474
Total liabilities	109,586	84,569
Stockholders’ equity:
Preferred stock, par value $0.01 per share, 975,150 shares authorized;
no shares issued	-	-
Series A preferred stock, par value $0.01 per share, 24,850 shares
authorized; no shares issued	-	-
Common stock, non-voting, par value $0.01 per share, 10,000,000 shares
authorized; no shares issued	-	-
Common stock, par value $0.01 per share, 30,000,000 shares authorized;
22,425,445 shares issued and 22,414,610 outstanding in 2023 and
22,175,664 shares issued and 22,175,645 outstanding in 2022	224	221
Additional paid-in capital	155,860	155,535
Accumulated deficit	(115,298)	(115,336)
Accumulated other comprehensive loss	(18,423)	(20,845)
Treasury stock, 10,835 in 2023 and 19 in 2022	-	-
Total stockholders’ equity	22,363	19,575
Total liabilities and stockholders’ equity	$131,949	$104,144

Note: The balance sheet at December 31, 2022, has been derived from the audited consolidated financial statements at that date but does not include all information and footnotes required by accounting principles generally accepted in the United States for a complete set of financial statements.

Sypris Solutions, Inc.
Consolidated Cash Flow Statements
(in thousands)

	Six Months Ended
	July 2,	July 3,
	2023	2022
	(Unaudited)
Cash flos from operating activities
Income (loss) per common share:	$38	$(392)
Adjustments to reconcile net income (loss) to net cash
provided by (used in) operating activities:
Depreciation and amortization	1,553	1,531
Deferred income taxes	(121)	225
Stock-based compensation expense	409	349
Deferred loan costs recognized	3	3
Net loss on the sale of assets	-	10
Provision for excess and obsolete inventory	(29)	129
Non-cash lease expense	386	442
Other noncash items	(68)	91
Contributions to pension plans	(10)	(47)
Changes in operating assets and liabilities:
Accounts receivable	(2,747)	(1,155)
Inventory	(21,267)	711
Prepaid expenses and other assets	(1,443)	(819)
Accounts payable	4,688	805
Accrued and other liabilities	22,296	(3,892)
Net cash provided by (used in) operating activities	3,688	(2,009)
Cash flows from investing activities:
Capital expenditures	(1,526)	(1,840)
Proceeds from sale of assets	-	-
Net cash used in investing activities	(1,526)	(1,840)
Cash flows from financing activities:
Proceeds from equipment financing obligations	210	-
Principal payments on finance lease obligations	(556)	(479)
Principal payments on equipment financing obligations	(234)	(165)
Principal payments on Note Payable - related party	(2,500)	-
Indirect repurchase of shares for minimum statutory tax withholdings	(83)	(36)
Net cash used in financing activities	(3,163)	(680)
Effect of exchange rate changes on cash balances	(67)	395
Net (decrease) in cash and cash equivalents	(1,068)	(4,134)
Cash and cash equivalents at beginning of period	21,648	11,620
Cash and cash equivalents at end of period	$20,580	$7,486

Contacts

Richard L Davis
Chief Financial Officer
(502) 329-2000